Exhibit 99.1

Sept. 13, 2005	MEDIA CONTACT:	Peter Sheffield
	Phone:	980/373-4503
	24-Hour:	704/382-8333

	ANALYST CONTACT:	Julie Dill
	Phone:	980/373-4332

DUKE ENERGY ANNOUNCES PLANS TO EXIT DENA BUSINESSES

•	Approx. 6,200 megawatts of generation, trading book to be sold

•	Approx. $1.3 billion non-cash, pre-tax charge to be taken in third quarter 2005

•	Company revising 2005 incentive target from $1.60 EPS to $1.65 EPS

CHARLOTTE, N.C. – Duke Energy’s board of directors today approved a plan to pursue the sale or other disposition of substantially all of Duke Energy North America’s (DENA) physical and commercial assets outside the midwestern United States.

In connection with the plan, Duke Energy will take a non-cash, pre-tax charge of approximately $1.3 billion, or approximately $0.88 per basic share, which will be reported in third quarter 2005 earnings.

With the actions announced today, the company is revising its 2005 earnings per share (EPS) target for employee incentive bonuses, which should track ongoing basic EPS, from $1.60 to $1.65.

The DENA assets to be divested include approximately 6,200 megawatts of power generation located primarily in the western and northeast United States, as well as substantially all of DENA’s trading book. The assets will be sold or otherwise divested within the next twelve months.

- more -

“In recent years, we have devoted significant management attention to returning DENA to profitability and to developing a sustainable model for this business,” said Paul M. Anderson, chairman of the board and chief executive officer. “We have made a great deal of progress, reducing DENA’s portfolio of assets and its trading book. But ultimately, we’ve determined that achieving our objective of break-even for DENA by the end of 2006 is not realistic without taking on an extraordinary amount of additional risk. Because we are not willing to increase our risk profile, we believe it is best from a shareholder value standpoint to exit the remaining business.

“Over the year ahead, we will be exiting DENA’s trading book and working to achieve the highest value for DENA’s remaining assets through sale or other disposition.”

Duke Energy will remain active in the merchant power sector. As envisioned in the proposed merger with Cinergy, announced in May, Duke Energy expects to combine DENA’s existing Midwest assets, approximately 3,600 megawatts of power generation, with Cinergy’s commercial operations, providing a sustainable merchant business model in the region.

“Exiting DENA’s business outside the Midwest provides us with a fresh start and allows us to fully focus on the future,” Anderson continued. “The merger with Cinergy provides new opportunities and allows us to focus on the consolidation of the electric utility industry and on growing our gas businesses. We continue to anticipate closing on the merger in the first half of 2006.”

Anderson and David Hauser, group vice president and chief financial officer, will discuss today’s announcement during a conference call with analysts Wednesday, Sept. 14, at 10 a.m. EDT. The conference call can be accessed via the investor section of Duke Energy’s Web site: http://www.duke-energy.com/investors/ or by dialing 800/361-0912 in the United States or 913/981-5559 outside the United

- more -

States. The confirmation code is 2834906. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available by dialing 888/203-1112 with a confirmation code of 2834906. The international replay number is 719/457-0820, confirmation code 2834906. The replay will run through midnight on Sept. 23, 2005. A replay and transcript also will be available by accessing the investor’s section of the company’s Web site at http://www.duke-energy.com/investors/.

Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

Duke Energy’s management uses ongoing basic EPS, which is a non-GAAP financial measure as it represents basic EPS from continuing operations plus any discontinued operations from its Crescent Resources real estate unit, adjusted for the impact of special items, as one of the measures to evaluate operations of the company. Special items represent certain charges which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing basic EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across all periods. Ongoing basic EPS is also the basis used for employee incentive bonuses. The most directly comparable GAAP measure for ongoing basic EPS is reported basic EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing basic EPS for future periods, information to reconcile such a non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

- more -

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements represent Duke Energy’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; the weather and other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject or other external factors over which Duke Energy has no control; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; competition and regulatory limitations affecting the success of Duke Energy’s divestiture plans, including the prices at which Duke Energy is able to sell its assets; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; and opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other infrastructure projects.

- more -

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###